Exhibit 10.32.1
Termination of Severance Agreement
This Termination of Severance Agreement (this “Agreement”) by and between Cortland Bancorp, an Ohio corporation, and                      (the “Executive”), Vice President of The Cortland Savings and Banking Company (the “Bank”), an Ohio-chartered bank and wholly owned subsidiary of Cortland Bancorp, is made and entered into and shall be effective as of this                      day of                     , 2010.
Whereas, Cortland Bancorp and the Executive entered into a Severance Agreement dated as of December 3, 2008 (the “Severance Agreement”),
Whereas, Cortland Bancorp and the Executive desire now to terminate the Severance Agreement, and
Whereas, Cortland Bancorp and the Executive intend that from and after the effective date of this Agreement the Severance Agreement shall be void and shall have no further force or effect.
Now Therefore, in consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Cortland Bancorp and the Executive hereby agree as follows.
1. Termination of the Severance Agreement. Effective as of the date first written above, the Severance Agreement is terminated and shall have no further force or effect. Neither the Executive nor any beneficiary of the Executive shall make any claim for benefits under the Severance Agreement. The Executive acknowledges and agrees that Cortland Bancorp and the Bank shall be fully discharged from all liabilities or obligations under the Severance Agreement as of the effective date of this Agreement.
2. Applicable Law. This Agreement and all rights hereunder shall be governed by the laws of the State of Ohio, except to the extent preempted by the laws of the United States of America.
3. Entire Agreement. This Agreement constitutes the entire agreement of Cortland Bancorp and the Executive concerning the subject matter.
In Witness Whereof, the Executive and a duly authorized officer of Cortland Bancorp have executed this Termination of Severance Agreement as of the date first written above.

Executive	Cortland Bancorp

By:

Its: